Exhibit 99.2

Contact:
Kearstin Patterson
Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics Announces Highlights from Annual Meeting of Stockholders

Franklin, Tenn. – June 18, 2009 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced the results of its 2009 Annual Meeting of Stockholders that took place on June 18, 2009 at the Company’s headquarters.  The Company’s shareholders voted in favor of all proposals identified in the Proxy Statement.

Stockholders approved the participation of Novo A/S as a standby purchaser in the Company’s rights offering pursuant to which Novo A/S has agreed to backstop the offering by agreeing to purchase up to $15 million of common stock in the offering, if this stock is not purchased by other current shareholders.  Eighty percent of holders of common stock, not including shares held by Novo A/S and its affiliates and associates, voted in favor of the proposal.

Elected to the board of directors for three year terms expiring at the 2012 Annual Meeting of Stockholders were Thorkil K. Christensen, newly elected, Chris Ehrlich and Charles W. Federico, who were both re-elected.

Newly elected member, Thorkil Christensen, joined Novo Industri A/S in 1978 where he held two director positions in the areas of Finance and Investor Relations. From 1987 to 1989 he was technical and general manager of the enzyme division’s South East Asia regional office in Malaysia. After the merger of Novo and Nordisk Gentofte in 1989, he moved to Singapore to head the start-up and development of Novo Nordisk’s affiliates in Asia. Having spent a total of 13 years in Asia, latest as CEO of Novo Nordisk China, he returned to Denmark in 2003 and became CFO for Novo A/S.

“We are pleased to have Thorkil Christensen join our board of directors,” commented Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “His international business, financial and operational experience at Novo will be a great asset in helping to position BioMimetic for commercial success as we move our orthopedic product candidates closer to approval.”

In other voting, stockholders also ratified the appointment of Ernst & Young LLP as BioMimetic’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

No other business was conducted at the meeting. For additional information on all proxy proposals, please review the Company’s Form 14A Proxy Statement filed with the Securities and Exchange Commission.

About BioMimetic Therapeutics

BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications.  BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology.  Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  BioMimetic's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the current intent and expectations of the management of BioMimetic.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission.  Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.